Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Michael Smith	John Waelti
Senior Vice President and CFO	Financial Relations Board
773-804-6281	312-640-6760
msmith@cobra.com	jwaelti@frbir.com

COBRA ELECTRONICS ANNOUNCES AGREEMENT TO

ACQUIRE PERFORMANCE PRODUCTS LIMITED

United Kingdom-based Manufacturer of Speed Camera Detection Systems and Personal Navigation Devices Provides New Growth Vehicle

CHICAGO, IL, October 16, 2006 — Cobra Electronics Corporation (NASDAQ: COBR), a leading global manufacturer of mobile communications products, announced today that it has entered into a definitive agreement to acquire Performance Products Limited, a privately held consumer electronics company based in the United Kingdom. The acquisition will expand Cobra’s international presence with new product offerings, including the rapidly growing categories of GPS-enabled speed camera detection systems and personal navigation devices. The transaction is expected to be immediately accretive to earnings and the combined products, intellectual property capabilities and distribution and marketing channels of the two companies are expected to produce long-term revenue and earnings growth.

“We are thrilled to be joining forces with the talented management team of Performance Products,” said Jim Bazet, Cobra’s President and Chief Executive Officer. “This acquisition is the latest step in Cobra’s efforts to meet consumers’ needs for leading-edge GPS and mobile navigation technology. We are witnessing explosive growth in the use of speed cameras for safety and traffic control throughout Europe and the United States. GPS technology for speed camera detection is legal and, given current trends, we anticipate widespread adoption. As a leader in the development and marketing of speed camera detection systems, Performance Products is at the forefront of this movement, having successfully transitioned from radar detection products to these high growth markets. Performance Products is a profitable company with a highly regarded brand name, innovative products and a well-established network of mass merchandisers and specialty retailers across the U.K. We are pleased that management will remain with the company and continue to drive its growth.”

One of Performance Products’ most significant assets is its proprietary database of speed camera locations – a source of recurring fee income and a differentiating feature in its product line. The value of this database extends to marketing and sales, providing consumers with sophisticated mobile navigation products capable of downloading up-to-date information on speed camera locations, as well as high accident locations, school zones and other hazardous locations in the U.K.

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Performance Products’ line of GPS locator products, marketed under the Snooper brand, incorporates the latest in GPS location engineering and innovative design, with a range of attractive price points and features. The lower-priced S2 Neo and S3 Neo lines offer many of the same features as the higher-grade Evolution and S6-R, including audible alerts, user location memory and the ability to download camera locations via USB port connections. The Evolution and S6-R Neo lines also feature audible voice warnings, “set and forget” user-friendly settings and speed limit displays. The most recent product introduction, the Sapphire, features voice alerts, a full color display, a rechargeable battery for cordless operation and multilingual, pan-European capabilities.

Performance Products has introduced two combination mobile navigation and speed camera locator products within the past twelve months, the Indago SNP 1000 and the Syrius SNP 500. Both products feature voice turn-by-turn directions with touch screen operation and a rechargeable battery for cordless operation. The product designs are state-of-the-art and compact, with easy-to-read, full-color screens. Each of Performance Products’ current and future mobile navigation products will have speed camera detection capabilities that can be activated upon subscribing to the company’s database of speed camera locations.

Performance Products has a long history of profitable operations. In its most recent fiscal year ended March 31, 2006, Performance Products generated revenues of approximately $14.8 million and operating income of approximately $1.8 million after adjustment for certain shareholder compensation that will not be paid in the future, including director compensation and consulting fees. Performance Products’ management forecasts significant growth in revenues and earnings as it makes the transition from radar detection systems to GPS locator systems, mobile navigation devices and camera database subscriptions. Accordingly, absent a significant change in the accounting treatment of this transaction from that which has been assumed in the company’s analyses, Cobra anticipates that this transaction will result in an increase in earnings of not less than 20 percent per year in the next two years.

Under terms of the agreement, Cobra will acquire all of Performance Products’ outstanding stock for the cash consideration of approximately $21.4 million plus two earnout payments of up to approximately $6.5 million and $9.3 million, respectively, contingent upon Performance Products’ operating performance for the year ending March 31, 2007 and the fourteen months ending May 31, 2008. The actual earnout payments will be based on a specified formula of gross profit less certain agreed upon sales and marketing costs. If specified performance targets for Performance Products are met and the earnout payments are made, the implied transaction multiple will be approximately 6.4 times forecasted EBITDA (earnings before interest, taxes and depreciation) for fiscal year 2008. The transaction is expected to close by the end of this week.

“This transaction was specifically structured to minimize near-term risk to Cobra, while allowing us to participate in the longer-term success of Performance Products,” said Michael Smith, Cobra’s Senior Vice President and Chief Financial Officer. “With approximately 40 percent of the purchase price in the form of contingency payments, we believe the implied multiples for the transaction are compelling – particularly given a technology with this level of growth potential.”

Bazet concluded, “Cobra has grown organically over the years in a number of ways. We have virtually doubled the market share of our legacy product lines, while adding a host of new product categories. Europe represents another growth opportunity for Cobra in mobile

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navigation and Performance Products clearly establishes Cobra as an important participant in this dynamic market. The timing of this transaction is significant. As evidenced by the recent introduction of our NAV ONE 2500, we are beginning to hit stride in mobile navigation. As a result, Cobra now has a solid product platform with significant growth potential.”

Cobra has scheduled a conference call for 11:00 a.m. Eastern Standard Time today to discuss the acquisition of Performance Products Limited. Interested participants may access the conference call over the Internet through Cobra’s website at www.cobra.com. Please go to Cobra’s website at least 15 minutes prior to the conference call and click on the Investor Relations tab to register, download, and install any necessary audio software. For those who cannot access the live webcast, a replay will be available shortly after the call.

About Cobra Electronics

Cobra Electronics Corporation (“Cobra”) is a leading global manufacturer of navigation and communication products, with a track record of delivering innovative and award-winning products. Building upon its leadership position in the GMRS/FRS two-way radio, radar detector and citizens band radio industries, Cobra identified new growth opportunities and has expanded into the GPS, mobile navigation and marine markets over the past few years. The Consumer Electronics Association, Forbes and Deloitte & Touche have all recognized Cobra for the company’s innovation and industry leadership.

About Performance Products Limited

Performance Products Limited (“PPL”) is a consumer electronics manufacturer based in Runcorn, England. Founded in 1995 as a manufacturer of radar detection systems, PPL manufactures award-winning GPS locators, personal navigation devices and safety alert systems and also maintains a proprietary, downloadable database of speed camera locations. The company also manufactures and markets vehicle entertainment and security systems under the MicroVision and MicroScan brand names. PPL’s products are sold through mass merchandisers, catalog showrooms, automotive retailers and dealerships, internet sites and a network of over 400 Diamond Dealers. For more information on PPL and its products, please go to www.snooperuk.com.

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the company’s actual results in the future to differ materially from expected results. These risks are qualified in their entirety by cautionary language and risk factors set forth in the company’s filings with the Securities and Exchange Commission.

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RECONCILIATION OF U.K. GAAP OPERATING INCOME

TO ADJUSTED OPERATING INCOME

BRITISH POUNDS STERLING TO U.S. DOLLARS

Year Ended March 31, 2006

	Pounds Sterling	U.S. Dollars[2]
Turnover	7,951,315	14,789,446
Gross Profit	3,968,759	7,381,892
Overheads	3,241,472	6,029,137
Operating Income	638,968	1,188,480
Adjustments to Operating Income[1]	322,556	599,954
Adjusted Operating Income	961,524	1,788,435

Notes:

1.	Adjustments to Operating Income include director compensation and consulting fees that will not be made beyond the date of the transaction.
2.	The exchange rate assumed for this analysis was $1.86 to £1.00